Exhibit: 23.4

McDANIEL & ASSOCIATES CONSULTANTS LTD.

Dear Sir:

               CONSENT OF McDANIEL & ASSOCIATES CONSULTANTS LTD.

We consent to the incorporation by reference of references to our firm and of information derived from our report entitled "JMG Exploration Inc., Evaluation of Oil & Gas Reserves, Based on Constant Prices and Costs, as of December 31, 2006", dated March 30, 2007 appearing in the Registration Statement on Form SB-2/A (Amendment No. 3) of JMG Exploration, Inc.

We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of the Registration Statement on Form SB-2/A (Amendment No. 3) of JMG Exploration, Inc.

Sincerely,

 McDANIEL & ASSOCIATES CONSULTANTS LTD.

“signed by Bryan J. Wurster”

____________________________________

Bryan J. Wurster, P. Eng.

Vice President

Dated: February 13, 2008